Exhibit 23.3

June 17, 2011

Sohu.com Inc.

Level 12, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road

Haidian District

Beijing 100084

People’s Republic of China

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of references to our firm under the heading “Government Regulation and Legal Uncertainties” in Sohu.com Inc.’s Annual Report on Form10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 28, 2011.

Very truly yours,

/s/ Haiwen & Partners

Haiwen & Partners